                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-44513) and related Prospectus of Escalon Medical Corp. for the registration of 1,998,935 shares of its common stock and to the incorporation by reference therein of our report dated August 14, 1997, with respect to the financial statements of Escalon Medical Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



                                                 /s/ ERNST & YOUNG LLP

Princeton, New Jersey

April 3, 1998